Exhibit 10.2

2018 Stock Plan for
Non-Employee Directors of
Resideo Technologies, Inc.

1.	Purpose.

(a)	Purpose. The purpose of this 2018 Stock Plan for Non-Employee Directors of Resideo Technologies, Inc. (the “Plan”) is to provide certain compensation to eligible directors of the Company and to encourage the highest level of director performance by providing such directors with a proprietary interest in the Company’s success and progress by granting them stock-based awards.

(b)	Effective Date; Stockholder Approval. The Plan is effective as of the effective date of the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission in connection with the distribution of its Shares by Honeywell International Inc. (the “Effective Date”), provided, that the Plan shall have been adopted by the Board and approved by the Company’s sole stockholder in accordance with the requirements of the General Corporation Law of the State of Delaware and the rules of the New York Stock Exchange.

The Board amended the Plan, effective as of August 7, 2026, to adjust the Share limitation under the Plan in accordance with Section 9(a) of the Plan, in connection with the separation of the ADI Global Distribution business from the Company’s remaining businesses and the distribution on a pro rata basis by the Company of all of the outstanding shares of common stock of ADI Global Distribution Inc. to the Company’s common stockholders.

2.	Definitions.

(a)	“1933 Act” means the Securities Act of 1933, as amended, and the regulations and interpretations thereunder.

(b)	“Award” means any form of award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (i) Restricted Stock awarded pursuant to Section 6; (ii) Restricted Stock Units awarded pursuant to Section 6; (iii) Stock Options awarded pursuant to Section 7; and (iv) Stock Appreciation Rights awarded pursuant to Section 7.

(c)	“Award Agreement” means the document issued, either in writing or an electronic medium, to a Participant evidencing the grant of an Award and that sets out the terms and conditions of such Award.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change in Control” means (a) any one person, or more than one person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or (b) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or (c) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (d) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company and its subsidiaries on a consolidated basis that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company and its subsidiaries on a consolidated basis immediately before such acquisition or acquisitions. For purposes of clause (d), “gross fair market value” means the value of the assets of the Company and its subsidiaries on a consolidated basis, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing clauses (a) through (d) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(i) shall be deemed to be a Change in Control for purposes of this Plan.

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(g)	“Committee” means the nominating and governance committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board, which committee or subcommittee is comprised solely of two or more persons who are Non-Employee Directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

(h)	“Common Stock” means the common stock of the Company.

(i)	“Company” means Resideo Technologies, Inc. and its successors.

(j)	“Dividend Equivalent” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

(k)	“Eligible Director” means a member of the Board, elected or appointed, who is not also an employee. An individual who is elected to the Board at a meeting of the stockholders of the Company shall be deemed to be a member of the Board as of the date of such meeting.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations thereunder.

(m)	“Exercise Price” means the price of a Share, as fixed by the Committee, that may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

(n)	“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the average (mean) of the highest and lowest sales prices of a Share, as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of Shares is reported on this date, on the most recent preceding day on which there were sales of Shares reported or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

(o)	“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or that otherwise does not meet such requirements.

(p)	“Participant” means an Eligible Director who has been granted an Award under the Plan.

(q)	“Restricted Stock” means Shares issued pursuant to Section 6 that are subject to any restrictions that the Committee, in its discretion, may impose.

(r)	“Restricted Stock Unit” means a right granted under Section 6 to acquire Shares or an equivalent amount in cash that is subject to any restrictions that the Committee, in its discretion, may impose.

(s)	“Share” means a share of Common Stock.

(t)	“Stock Appreciation Right” means a right granted under Section 7 to an amount in cash or a number of Shares with a Fair Market Value equal to the excess of the Fair Market Value of the Shares on the date on which the Stock Appreciation Right is exercised over the applicable Exercise Price.

(u)	“Stock Option” means a right granted under Section 7 to purchase from the Company a stated number of Shares at the applicable Exercise Price.

(v)	“Unit” means the potential right to acquire one Share.

3.	Administration.

(a)	The Committee. The Plan shall be administered by the Committee.

(b)	Authority of the Committee. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (i) interpret the Plan; (ii) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (iii) determine eligibility for the grant of Awards under the Plan; (iv) determine the form of Awards, the number of Shares subject to each Award, all terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting and the terms of Award Agreements; (v) determine whether Awards shall be granted singly, in combination or in tandem; (vi) waive or amend any terms, conditions, restrictions or limitations on an Award, to the extent permissible under applicable law including without limitation Section 409A of the Code; (vii) in accordance with Section 9, make any adjustments to the Plan, any Award Agreement and any Award that it deems appropriate (including but not limited to adjustment of the number of Shares available under the Plan or any Award); (viii) provide for the deferred payment of Awards and the extent to which payment shall be credited with Dividend Equivalents; (ix) determine whether Awards may be transferable to family members, a family trust, a family partnership, or otherwise; (x) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (xi) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to (including any Award Agreement), or Award made under, the Plan; (xii) waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award; (xiii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (xiv) establish any provisions that the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries; and (xv) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

(c)	Effect of Determinations. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

(d)	Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to one or more subcommittees of the Committee or to the Chief Executive Officer of the Company or any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish.

(e)	Employment of Advisors. The Committee may select and employ attorneys, consultants, accountants and other advisors at the Company’s expense (and may determine the compensation thereof), and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

(f)	No Liability. No member of the Committee, nor any person acting as a delegate of the Committee with respect to the Plan, shall be liable for any losses resulting from any action taken or omitted to be taken, interpretation or construction made in good faith with respect to the Plan, any Award Agreement, or any Award granted under the Plan.

4.	Eligibility and Grants.

(a)	Eligibility. All Eligible Directors are eligible to receive Awards granted under the Plan.

(b)	Grants. Subject to the terms and provisions of the Plan, the Committee may grant Awards to Eligible Directors upon such terms and conditions as the Committee may determine in its sole discretion. All Awards shall be evidenced by an Award Agreement. Awards may be granted singly or in combination or in tandem with other Awards.

5.	Share Limits.

(a)	Share Limits. Subject to adjustment as provided in Section 9, the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 1,307,190, and the maximum number of Shares with respect to which Awards may be granted to an independent director under the Plan in a year shall be 20,000. Each Share issued pursuant to the Plan shall count as one Share against such share limit. If an Award terminates, expires or is forfeited or cancelled for any reason without the issuance of Shares, or is settled in cash, the Shares underlying such Award shall be available for future Awards under the Plan. Shares that are tendered or withheld in payment of all or part of the Exercise Price of an Award or in satisfaction of withholding tax obligations, and Shares that are reacquired with cash tendered in payment of the Exercise Price of an Award, shall not be included in or added to the number of Shares available for issuance under the Plan. Upon the settlement of any Stock Appreciation Right issued under the Plan, the gross number of Shares used to determine the settlement value will count against the number of Shares available for issuance under the Plan. Shares utilized under the Plan may be either authorized but unissued Shares or issued Shares reacquired by the Company, as determined by the Board from time to time

6.	Restricted Stock Units and Restricted Stock.

(a)	General. Subject to the terms and provisions of the Plan, the Committee may grant Restricted Stock Units and Restricted Stock under the Plan pursuant to the terms and conditions that the Committee, in its sole discretion, may determine and set forth in the applicable Award Agreement (including, without limitation, the periods of restriction, the date of grant and the effect, if any, of a Change in Control, death, disability or retirement, or other termination of a Participant’s directorship on such Restricted Stock Units or Restricted Stock). As soon as practicable after Restricted Stock has been granted, certificates for all Shares of Restricted Stock shall be registered in the name of the Participant and held for the Participant by the Company.

(b)	Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, such Participant shall have (i) no voting rights or dividend or dividend equivalent rights with respect to any Restricted Stock Units granted hereunder, and (ii) the right to exercise full voting rights, and to receive all dividends and other distributions paid, with respect to any Shares of Restricted Stock granted hereunder.

(c)	Dividends and Dividend Equivalents. At the discretion of the Committee determined at the time of grant and as set forth in the applicable Award Agreement, dividends issued on Shares of Restricted Stock or Dividend Equivalents credited with respect to Restricted Stock Units, may be paid immediately or withheld and deferred in the Participant’s account; provided, however, that with respect to any Restricted Stock Units subject to Section 409A of the Code, the payment of such dividends or Dividend Equivalents shall comply with Section 409A of the Code. The Committee shall determine any terms and conditions on deferral, including the rate of interest to be credited on deferrals and whether interest will be compounded.

(d)	Other Restrictions. The Committee may, in its sole discretion and as set forth in the applicable Award Agreement, impose any other conditions and/or restrictions on Restricted Stock Units or Restricted Stock granted pursuant to the Plan that it deems appropriate, including any vesting schedule or forfeiture conditions. The Committee has discretion to provide for an incremental lapse of restrictions or for a lapse of restrictions upon satisfaction of certain conditions.

(e)	Delivery of Restricted Stock. When restrictions lapse or are satisfied, a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

(f)	Redemption of Restricted Stock Units. Restricted Stock Units may be redeemed for cash or whole Shares or a combination of cash and whole Shares, in the sole discretion of the Committee, when the restrictions lapse and any other conditions set forth in the applicable Award Agreement have been satisfied; provided, however, that with respect to any Restricted Stock Units subject to Section 409A of the Code such redemption shall occur in a manner that complies with Section 409A of the Code. Each Restricted Stock Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Stock Unit vests.

(g)	Deferred Units. Subject to Section 13(j) hereof and to the extent determined by the Committee, Participants may be permitted to request the deferral of payment of vested Restricted Stock Units (and related Dividend Equivalents) to a date later than the payment date specified in the Award Agreement; provided, however, that any such election be made in accordance with Section 409A of the Code.

(h)	Fractional Shares. No fractional Shares shall be issued under the Plan. If a Participant acquires the right to receive a fractional Share under the Plan, the Participant will receive either cash in lieu of the fractional Share in an amount equal to the Fair Market Value of the fractional Share as of the date of settlement or the next highest whole number of Shares, as set forth in the applicable Award Agreement.

7.	Stock Options and Stock Appreciation Rights.

(a)	General. Subject to the terms and provisions of the Plan, the Committee may grant Stock Options and/or Stock Appreciation Rights under the Plan pursuant to the other terms and conditions that the Committee, in its sole discretion, may determine and set forth in the Award Agreement (including, without limitation, the Exercise Price, the maximum duration of the Stock Option or Stock Appreciation Right, the conditions upon which a Stock Option or Stock Appreciation Right shall vest and become exercisable, the date of grant, and the effect, if any, of a Change in Control, death, disability or retirement, or other termination of a Participant’s directorship on such Stock Options or Stock Appreciation Rights).

(b)	Form. Each Stock Option granted under the Plan shall be a Nonqualified Stock Option. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Stock Options.

(c)	Exercise Price. The Committee shall set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 9. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option shall be equal to the Exercise Price of the related Stock Option. The Committee shall set forth the Exercise Price of a Stock Option or Stock Appreciation Right in the Award Agreement.

(d)	Duration of Stock Options. Each Stock Option and Stock Appreciation Right granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Stock Option or Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of its date of grant.

(e)	Timing of Exercise. Each Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions shall be set forth in the applicable Award Agreement and need not be the same for each grant or for each Participant.

(f)	Payment of Stock Option Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Share certificates shall be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, postal or express money order, or other instrument acceptable to the Company. In addition, unless the Committee determines otherwise, payment of all or a portion of the Exercise Price may be made by:

i	Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid; or

ii	Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six (6) months, subject to Section 7(f)(v), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

iii	Instructing the Company to withhold Shares that would otherwise be issued having a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid (provided such withholding has been expressly authorized by the Committee); or

iv	Any combination of the methods described in Sections 7(f)(i), (ii), and (iii).

v	Notwithstanding the foregoing, the Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to Section 7(f)(ii) or prohibit withholding pursuant to Section 7(f)(iii).

(g)	Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. Cash payments shall be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price, for each Share for which a Stock Appreciation Right was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant shall receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise.

(h)	Certain Prohibitions. The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:

i	No Repricing. Except as otherwise provided in Section 9, in no event shall the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards, or purchase underwater Stock Options from a Participant for cash or replacement Awards without first obtaining the approval of the Company’s stockholders in a manner that complies with the rules of the New York Stock Exchange.

ii	No Dividend Equivalents. The Committee shall not provide for the payment of Dividend Equivalents with respect to Stock Options or Stock Appreciation Rights.

iii	No Reload Options. The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

iv	No Additional Deferral Features. The Committee shall not grant Stock Options or Stock Appreciation Rights that have “additional deferral features” as described in Section 409A of the Code, thereby subjecting the Stock Option or Stock Appreciation Right to the requirements of Section 409A of the Code.

(i)	Termination of Directorship. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a Stock Option or Stock Appreciation Right following termination of the Participant’s service as a director of the Company (whether by death, disability, retirement, or any other reason). Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement subject to Section 3(b)(v), need not be uniform among all Stock Options or Stock Appreciation Rights granted, and may reflect distinctions based on the reasons for termination.

8.	Regulatory Compliance and Listing. The issuance or delivery of any Shares in settlement of an Award may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

9.	Adjustment Upon Certain Changes.

(a)	Adjustments. In the event of any change in corporate structure affecting outstanding Shares or the value thereof, including any dividend or distribution (whether in cash, Shares or other property), stock split, reverse stock split, spin-off, recapitalization, merger, reorganization, consolidation, combination or exchange of shares or similar transaction, such adjustments and other substitutions shall be made to the Plan and to outstanding Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in (i) the maximum aggregate number, class and kind of securities that may be delivered under the Plan, and (ii) the number, class, kind and Exercise Price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the full or partial substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company).

(b)	Other Changes. The Committee may make other adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 9(a)) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

(c)	No Other Rights or Changes. Except as expressly provided in the Plan, no Participant or Eligible Director shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award. Except as expressly provided by this Section 9, and without limiting the generality of Section 11, no adverse change may be made to the terms of an Award granted to a Participant as a result of an event described in this Section 9 without the consent of the Participant.

(d)	Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, subject to Section 409A of the Code to the extent applicable and otherwise in its sole discretion, have the power to:

i	cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each Share subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award; provided, however, that with respect to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (x) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a Share as a result of such event over (y) the Exercise Price of such Stock Option or Stock Appreciation Right; or

ii	provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment in accordance with U.S. Department of Treasury Regulation §1.409A-1(b)(5)(v)(D) and as determined by the Committee in its reasonable discretion in the Exercise Price of the Award, or the number of Shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

10.	Change in Control.

(a)	Assumption Upon Change in Control. Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control, if the successor company assumes or substitutes for an outstanding Award (or in which the Company is the ultimate parent corporation and continues the Award), then such Award shall be continued in accordance with its applicable terms and vesting shall not be accelerated as described in Section 10(b). For the purposes of this Section 10(a), an Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company or cash, in each case, substantially equal in fair market value (determined as of the date of the Change in Control) to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 10(a) to the extent such action would cause an Award not otherwise “deferred compensation” within the meaning of Section 409A of the Code to become “deferred compensation” within the meaning of Section 409A of the Code.

(b)	Acceleration of Vesting Upon Change in Control. In the event of a Change in Control after the date of the adoption of the Plan, unless provision is made in connection with the Change in Control for the assumption, substitution or continuation of an outstanding Award in accordance with Section 10(a), then the vesting of such Award shall accelerate and all restrictions shall lapse as of immediately prior to the Change in Control, and (i) in the case of an outstanding Stock Option or Stock Appreciation Right, such Award shall be exercisable as of immediately prior to such Change in Control, or (ii) in the case of an Award other than a Stock Option or a Stock Appreciation Right, such Award shall be settled or otherwise paid to the applicable Participant as soon as practicable following such vesting. Notwithstanding any provision of this Section 10(b), unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation within the meaning of Section 409A of the Code, in the event of a Change in Control that does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall vest and cease to be forfeitable but shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, (i) each Stock Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the fair market value (as determined by the Committee, in its discretion, in a manner that complies with Section 409A of the Code) of such Share immediately prior to the occurrence of such Change in Control over the Exercise Price, as applicable, per Share of such Stock Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine and (ii) each Stock Option and Stock Appreciation Right outstanding at such time with an Exercise Price per Share that exceeds the fair market value (as determined by the Committee, in its discretion, in a manner that complies with Section 409A of the Code) of such Share immediately prior to the occurrence of such Change in Control shall be canceled for no consideration.

11.	Termination or Amendment of the Plan.

(a)	Amendment. The Board may at any time and from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 8); provided, however, that, (i) unless otherwise necessary to comply with applicable law, the rights of a Participant with respect to Awards granted prior to such alteration or amendment may not be impaired without the consent of such Participant, and (ii) without the approval of the Company’s stockholders, no amendment shall be made if (A) stockholder approval is required by applicable law or in order to comply with the rules of the New York Stock Exchange, or (B) such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 9

(b)	Termination. The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No Awards shall be granted under the Plan after it has terminated. The termination of the Plan, however, shall not alter or impair any of the rights or obligations of any person without consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Agreement.

12.	Nontransferability of Awards.

(a)	No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein, except as provided below:

i	Any Award may be transferred by will or by the applicable laws of descent or distribution; or

ii	The Committee may provide in the applicable Award Agreement that all or any part of an Award may, subject to the prior written consent of the Committee, be transferred to one or more of the following classes of transferees: (i) a family member; (ii) a trust for the benefit of a family member; (iii) a limited partnership whose partners are solely family members; or (iv) any other legal entity set up for the benefit of family members. For purposes of this paragraph, with respect to a Participant, “family member” means the Participant and/or the Participant’s spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members; or

iii	With respect to Restricted Stock, Shares of Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered; provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act, or pursuant to an effective registration for resale under the Securities Act. For purposes of this paragraph, “affiliate” shall have the meaning assigned to that term under Rule 144 of the Securities Act.

(b)	Except as otherwise provided in the applicable Award Agreement, any Stock Option or Stock Appreciation Right transferred by a Participant pursuant to Section 12(a)(ii) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. Any transferred Award shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Agreement. The Participant or the Participant’s estate shall remain liable for any withholding tax that may be imposed by any federal, state, or local tax authority, and the transfer of Shares upon exercise of the Award shall be conditioned on the payment of any withholding tax. The Committee may, in its sole discretion, disallow all or a part of any transfer of an Award pursuant to Section 12(a)(ii) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to Section 12(a)(ii) and no such transfer shall be effective until the Committee consents to the transfer in writing.

13.	Miscellaneous.

(a)	No Implied Rights. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company’s stockholders.

(b)	Withholding of Taxes. The Company shall have the right to require, prior to the issuance or delivery of Shares in settlement of any Award, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such Shares. Such amount may be paid in cash, in Shares previously owned by the Participant, by withholding a portion of the Shares that otherwise would be distributed to such Participant upon settlement of the Award or a combination of cash and Shares.

(c)	Code Section 83(b) Elections. The Company and the Committee have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Section 83 of the Code in the Participant’s gross income for the year of grant pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) of the Code shall promptly provide the Committee with a copy of the election form.

(d)	No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise the Award. The Company and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation Right lapses except in the Award Agreement.

(e)	No Rights as Stockholders. Except as expressly set forth in the Plan or the applicable Award Agreement, a Participant granted an Award under the Plan shall have no rights as a stockholder of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant’s name and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

(f)	Indemnification of Committee. The Company shall indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

(g)	No Required Segregation of Assets. The Company shall not be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

(h)	Governing Law. The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable U.S. federal law.

(i)	Severability. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

(j)	Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award Agreement or Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or Committee hereunder affecting the payment of any Award subject to Section 409A of the Code shall only be as broad as is permitted by Section 409A of the Code.

(k)	Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement that an Award granted thereunder shall be canceled if the Participant, without the consent of the Company, while providing services to the Company or for a period after termination of such service, (a) violates a noncompetition, non-solicitation, non-disclosure, confidentiality, or non-disparagement covenant or agreement, (b) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any subsidiary or affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion or (c) to the extent applicable to the Participant, otherwise violates any policy adopted by the Company or any subsidiary or affiliate relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or any subsidiary or affiliate as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. The Committee may also provide in an Award Agreement that (i) a Participant will forfeit any gain realized on the vesting or exercise of such Award if the Participant engages in any activity referred to in the preceding sentence, or (ii) a Participant must repay the gain to the Company realized under a previously paid Award if the Participant engages in any activity referred to in the preceding sentence or a financial restatement reduces the amount that would have been earned under such Award. Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 13(k) or in any Award Agreement shall, or shall be interpreted to, impair the Participant from exercising any legally protected whistleblower rights (including under Rule 21F under the Exchange Act).

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